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                                                                    Exhibit 23.2
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Sterling Commerce, Inc. (the "Company"), for the registration of 14,375,000 shares of common stock, par value $.01 per share of the Company, and to the incorporation by reference therein of our report dated November 20, 1996, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Dallas, Texas
January 31, 1997